Exhibit (2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No.2 to Registration Statement No. 333-118070 of S&P 500® GEAREDSM Fund Inc. (the “Fund”) on Form N-2 of our report dated September 17, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm and Experts” in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

Princeton, New Jersey
September 21, 2004